UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 1, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-61-89-240-2836

1530 Duthie Avenue, Burnaby, British Columbia, Canada, V5A 2R6
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2006, Klaus Eckhof consented to and was appointed the Chairman of De Beira Goldfields Inc. by the board of directors.

Klaus Eckhof (48 years old) is a qualified geologist and a member of the Australian Institute of Mining and Metallurgy. Mr. Eckhof migrated to Australia in 1988 to work for Mount Edon Gold Mines (Aust) Limited in Australia, Asia, and Africa. Since 1994, Mr. Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world. Since May 2005, Mr. Eckhof has been a director of Moto Goldmines Limited. Since 2003, Mr. Eckhof has been the chief executive officer of Moto Goldmines Limited. Moto Goldmines Limited is a gold exploration and development company, which is listed on the Toronto Stock Exchange, the Australian Stock Exchange, and several of the German stock exchanges. Since February 2006, Mr. Eckhof has been the president and the chief executive officer of Aurora Gold Corporation, which is quoted on the OTCBB. Since July 2005, Mr. Eckhof has been a director of Aurora Gold Corporation. Since May 2005, Mr. Eckhof has been a director of Tiger Resources Limited, which is listed on the Australian Stock Exchange. Since February 2006, Mr. Eckhof has been the Chairman and a director of Elemental Minerals Limited, which is listed on the Australian Stock Exchange. Mr. Eckhof is also a director/president of African Metals Corporation and Lakota Resources Inc., both of which are TSX-V listed companies.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that De Beira Goldfields Inc. was or is a party to in which Mr. Eckhof had or is to have a direct or indirect material interest.

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Item 8.01. Other Events.

On May 30, 2006, De Beira Goldfields Inc. announced the appointment of Klaus Eckhof as Chairman. A press release regarding this appointment was issued on May 30, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press release dated May 30, 2006 announcing the appointment of the Chairman	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By:/s/ Reg Gillard
Dated: June 1, 2006
Reg Gillard - CEO & President

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Exhibit 99.1

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DE BEIRA GOLDFIELDS INC.
30 Ledgar Road, Balcatta 6021
Perth, Western Australia, Australia
Tel: +61 (08) 9240 1377 - Fax: +61 (08) 9240 2406

Press Release

DE BEIRA APPOINTS KLAUS ECKHOF AS CHAIRMAN

Perth, Western Australia, Australia - May 30, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce that the Company has appointed Klaus Eckhof as the Chairman of DE BEIRA.

“It is with great pleasure that I welcome Klaus Eckhof to the Board of Directors of De Beira Goldfields Inc. as the company’s Chairman,” commented Reg Gillard. “Klaus and I have worked together for the last 19 years commencing with the highly successful Mt Edon Goldmines in Western Australia. “Since that time we have focussed on acquisitions and exploration in developing nations in Africa, Asia and latterly South America. This focus derives from a belief that there is a significantly greater chance of major discoveries as pioneers in frontier countries. Klaus has developed a unique expertise in recognizing these opportunities, negotiating their acquisition and managing the exploration process. Our most recent foray together has been in Moto Goldmines Ltd. which is rapidly becoming one of the great discovery stories of the decade. We look forward to working together in the unexplored Colombian Andes.”

Mr Eckhof is a qualified geologist and a member of the Australian Institute of Mining and Metallurgy. He migrated to Australia in 1988 to work for Mount Edon Gold Mines (Aust) Limited in Australia, Asia and Africa. Since 1994 Mr Eckhof has managed his own geological consultancy company and has considerable experience in assessing and acquiring mineral prospects around the world. He has been a director of Moto Goldmines Ltd. since January 2003 and is currently President & CEO of Moto Goldmines Ltd., which is listed on the Toronto Stock Exchange under the symbol "MGL".

About DE BEIRA GOLDFIELDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company has recently initiated a new program to evaluate undervalued assets for potential addition to its mineral claim portfolio.

The Company has recently entered into an agreement to earn up to 70% interest in the Titiribi Gold / Copper project in Colombia, South America. The agreement with the Goldplata Group of companies allows De Beira to earn an initial interest of 65% by sole funding US$8 million exploration expenditure within a 3 year period. After earning 65%, De Beira can elect to sole fund further expenditure in order to earn another 5% (giving it a total interest of 70%). The additional interest will be earned upon the earlier of completing a bankable feasibility study or spending a further US$12 million, both within a period of no more than 3 years.

The Titiribi Mining District is located 70km southeast of Medellin, Colombia. It comprises an important historic gold - silver producing region with excellent infrastructure and a mining history extending over the last 200 years.

Mining operations focussed historically on high grade (>15g/t Au) gold - silver replacement mantos and fault controlled veins hosted within sedimentary rocks.

Limited modern exploration was undertaken by various companies (Ace Resources Ltd and Goldfields of South Africa) who during the period of sub US$300 gold price delineated a low grade Au-Cu resource. Goldfields drilled 2,500m and estimated a drill indicated resource (not to F43 101) of 220 million tonnes @ ~ 1g/t Au (Au + Cu equivalent) for ~ 7 million oz (porphyry associated Au-Cu-Ag-Mo mineralisation).

As an exploration project the Titiribi area can be considered an under explored, district scale mineral system with a long term proven high grade production history. As high grade (>15g/t Au) mining ceased in the late 1930s’, there is significant potential, with modern methods, to delineate resources with grades of up to 5 g/t Au which in present circumstances could be converted to mineable deposits.

The Company has identified several target zones for an immediate drilling program, and expects to fast track the drilling programs subject to completion of a 30 day due diligence period.

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This Press Release may contain, in addition to historical information, forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. Please refer to DE BEIRA’s filings with the Securities and Exchange Commission for a summary of important factors that could affect DE BEIRA’s forward-looking statements. DE BEIRA undertakes no obligation to revise these statements following the date of this press release.

DE BEIRA GOLDFEILDS INC.

Per: “Reg Gillard”
Reg Gillard, Director

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